UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39885	46-4542599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 South DuPont Hwy. Dover, DE 19901
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 26, 2026, Versus Systems, Inc. (the “Company”) consummated the transactions contemplated by its Stock Purchase Agreement (the “SPA”) with ASPIS Cyber Technologies, Inc. (“ASPIS”), dated April 15, 2026. Specifically, the Company has issued to ASPIS 1,310,969 shares of Company common stock at a per share price of $1.29675 and total consideration of $1,700,000. The SPA was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 15, 2026. The issuance of such shares pursuant to the SPA is exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: June 29, 2026	By:	/s/ Luis Goldner
	Name:	Luis Goldner
	Title:	Chief Executive Officer

2